Exhibit 99.1

                                [GRAPHIC OMITTED]


    American Telecom Services to Launch a Digital Clear Internet Phone at the Fastest Growing Electronics Retailer Based in California as well as the
                       World's Largest Retailer's Dot Com

          Digital Clear Internet Phone Supported by Lingo VoIP Service


Contact: Company                    Investors:
Bruce Hahn, CEO                     Brett Maas
(310) 871-9904                      Hayden Communications
(404) 261-7466                      (646) 536-7331
Bruce.Hahn@atsphone.com             brett@haydenir.com

                              FOR IMMEDIATE RELEASE


City of Industry, California, July 18, 2007 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions, today announced that it will start shipping a Digital Clear Internet (Voice-over-Internet-Protocol or VoIP) telephone to the fastest growing electronics retailer based in California and the world's largest retailer's dot com, for promotion in the fall season. The award-winning X10001P, an Interference-Free, DECT 6.0, Cordless, Multi-Handset telephone, previously announced as a bundle with Lingo service on December 20, 2006, will be sold at both new retailers and promoted to their customers through in-store fixtures, online placement and circular advertisements.

Bruce Hahn, American Telecom Services' Chief Executive Officer, commented, "We remain committed to expanding Digital Clear Internet Telephone product and service bundles through retail distribution. Today, we are announcing significant progress in the pursuit of this goal, announcing two new retail channels for our Lingo offering. These phones, supported by Lingo, allow consumers to make unlimited long distance calls in North America and 21 international destinations for a low, fixed monthly fee and are exceptionally easy to plug and talk for use by all consumers. We do not expect the reported situation with SunRocket, a VoIP service provider, to adversely impact our ability to extend VoIP services to purchasers of our phone products as we have expanded our offerings to include Lingo's VoIP offerings."

About American Telecom Services

American Telecom Services, a leader in converged communications solutions, provides consumers with "Good Reasons to Pick-Up the Phone." American Telecom Services combines state-of-the-art telephones bundled with a variety of pre-paid long distance and Voice over Internet Protocol (VoIP or Internet Phone) calling plans designed to save consumers up to 60% on long distance costs. The Company offers the only home phones bundled with Pay N' Talk prepaid residential long-distance services powered by IDT Telecom (patent-pending) and is the only provider of DigitalClear(TM) Internet phones that include an adapter and router built right into the base of the phones (patent-pending); Just "Plug In & Save!" The DigitalClear product line offers consumers the opportunity to save up to $500 on their phone services using Lingo Internet phone service and enjoy one of the most affordable U.S. Internet phone services. Consumers who do not possess high-speed Internet service at home can purchase the service with the only "ONE Box Solution" offered with all DigitalClear products. American Telecom Service's products are available nationally at more than 18,000 retail locations. Visit www.atsphone.com for Company and product information.

About Lingo

Owned by Primus Telecommunications Group, Incorporated [OTCBB: PRTL], a leading global telecommunications company with approximately $1 billion in revenue, Lingo is one of the most affordable and reliable consumer and small business voice over IP [VoIP] phone services in the U.S. Offering local and long distance calls anywhere in the U.S., to Canada and a growing number of countries around the world with more than 20 calling features, Lingo consumer services start at $7.95 per month and small business services start at $39.95 per month. Lingo customers save as much as 50 percent over traditional and bundled phone and cable company offerings for local and long distance calling services in the U.S. For more information about Lingo VoIP phone service, visit www.lingo.com.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated December 11, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

                                       ###